As filed with the Securities and Exchange Commission on June 20, 2008

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
TOWER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3894120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, New York 10271
(Address, including zip code, of principal executive offices)
2004 Long Term Equity Compensation Plan
(Full title of the plan)
Francis M. Colalucci
Senior Vice President, Chief Financial Officer and Treasurer
Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271
(Name and address of agent for service)
Copies to:
Matthew Ricciardi, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 655-2000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share	price	Registration Fee (2)
Common Stock	1,150,000 shares	$25.10	$28,859,250	$1,134.17

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2)	The registration fee has been calculated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act with respect to 1,150,000 additional shares of common stock that have been authorized to be awarded or issued upon exercise of awards that may be made under the 2004 Long Term Equity Compensation Plan (as amended and restated, effective May 15, 2008) on the basis of the average of the high and low sale prices for the shares of common stock as reported on The Nasdaq Stock Market on June 18, 2008.

EXPLANATORY NOTE
This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8. The contents of Tower Group, Inc.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2004 (Registration No. 333-120320) are hereby incorporated by reference. The purpose of this Registration Statement is to register an additional 1,150,000 shares that may be awarded or issued upon exercise of awards made under the 2004 Long Term Equity Compensation Plan (as amended and restated, effective May 15, 2008).
PART II
INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
ITEM 8. EXHIBITS.
5.1	Opinion of Dewey & LeBoeuf LLP, counsel to the Company

23.1	Consent of Dewey & LeBoeuf LLP (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of Johnson Lambert & Co. LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1	2004 Long Term Equity Compensation Plan (as amended and restated, effective May 15, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in New York, New York, on the 20th day of June, 2008.

TOWER GROUP, INC.

By:	/s/ Michael H. Lee
Michael H. Lee
Chairman of the Board, President and
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL H. LEE and FRANCIS M. COLALUCCI, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Lee Michael H. Lee	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 20, 2008

/s/ Francis M. Colalucci Francis M. Colalucci	Senior Vice President, Chief Financial Officer and Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)	June 20, 2008

Signature	Title	Date

/s/ Steven W. Schuster Steven W. Schuster	Director	June 20, 2008

/s/ Charles A. Bryan Charles A. Bryan	Director	June 20, 2008

/s/ William W. Fox, Jr. William W. Fox, Jr.	Director	June 20, 2008

/s/ Austin P. Young III Austin P. Young III	Director	June 20, 2008

INDEX TO EXHIBITS

Number	Description of Exhibit

5.1	Opinion of Dewey & LeBoeuf LLP, counsel to the Registrant

23.1	Consent of Dewey & LeBoeuf LLP (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of Johnson Lambert & Co. LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1	2004 Long Term Equity Compensation Plan (as amended and restated, effective May 15, 2008).

II-4